UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013 (March 1, 2013)

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-54273 (Commission File Number)	27-0617340 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Executive Compensation Program

On March 1, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Summit Hotel Properties, Inc. (the “Company”) approved the elements of the 2013 executive compensation program for the Company’s executive officers.  The key elements of the program are discussed below.

For the development of the 2013 program, the Compensation Committee retained FTI Consulting, Inc. (“FTI”) as its independent compensation consultant.  FTI provided the Compensation Committee with advisory services only with respect to executive compensation, and worked with management only at the request and under the direction of the Compensation Committee.  FTI reviewed the compensation components for the prior year’s program and advised the Compensation Committee on the appropriateness of those components. The Compensation Committee’s approval of the 2013 program was based on various factors, including, among others, recommendations made by FTI.

2013 Annual Base Salary.  For 2013, the base salaries to be paid to the Company’s executive officers are as follows:  Mr. Boekelheide will be paid $400,000; Mr. Hansen will be paid $400,000; Mr. Aniszewski will be paid $325,000; and Mr. Becker will be paid $325,000.

2013 Incentive Awards.  The Compensation Committee approved incentive awards that provide the executive officers an opportunity to earn additional cash compensation based on the achievement of a company-specific performance goal and the executive’s achievement of individual-specific performance goals.  As more fully described below, incentive awards that are earned will be settled in cash during the first quarter of 2014.  The Company will enter into incentive award agreements with each of the executive officers, effective as of March 1, 2013, setting forth the terms and conditions of the incentive awards.

Under the incentive award agreements, the executives will be entitled to cash payments based on the extent to which the Company and the executives achieve Company-specific and individual-specific performance objectives.  The Compensation Committee will evaluate performance and the incentive award will be earned based on the Company achieving threshold, target and maximum levels of Adjusted Funds from Operations (“AFFO”) per share for 2013 (the “AFFO Component”) and based on the executive officer achieving certain individual-specific performance objectives (the “Individual Performance Component”).

The Compensation Committee has determined that the primary component of the overall incentive award for each executive officer will be based on corporate performance as measured by the level of AFFO per share generated by the Company during 2013.  The executive officers will earn the target payout under the AFFO Component if the Company’s actual 2013 AFFO per share is at least 100% of the budgeted amount of 2012 AFFO.  Threshold performance will be achieved if the Company’s actual 2013 AFFO per share is at least 90% of the budgeted amount of 2013 AFFO, and maximum performance will be achieved if the Company’s actual 2013 AFFO per share is at least 110% of the budgeted amount of 2013 AFFO.  If any transactions occur, the impact of the transaction on actual 2013 AFFO per share will be evaluated by the Compensation Committee and, in the Compensation Committee’s discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of AFFO per share to give effect to the impact of the transaction.  No amount will be paid under the AFFO Component if the threshold level of performance is not achieved.

The following table depicts the payout under the AFFO Component that each executive may earn, measured as a percentage of the executive’s 2013 base salary, and assumes achievement by the Company of the AFFO component at the threshold, target and maximum levels:

Amounts Payable Based Upon Achievement of AFFO Component

(as a Percentage of 2013 Base Salary)

Name	Threshold (90% of budgeted AFFO per share)	Target (100% of budgeted AFFO per share)	Maximum (110% of budgeted AFFO per share)
Kerry W. Boekelheide, Executive Chairman of the Board	75%	125%	175%
Daniel P. Hansen, President and Chief Executive Officer	75%	125%	175%
Craig J. Aniszewski, Chief Operating Officer	33.33%	50%	66.67%
Stuart J. Becker, Chief Financial Officer	50%	75%	100%

No additional amounts will be paid under the AFFO Component of the incentive award if the Company’s actual 2013 AFFO per share is greater than 110% of the budgeted amount.

In addition to the AFFO Component, the Compensation Committee believes that individual performance should play a role in the cash compensation payable to each executive officer.  Accordingly, the Compensation Committee has determined that each executive officer will have the opportunity to earn a cash payment based on the executive’s individual performance during 2013, with the maximum amount of the cash payment that may be earned under the Individual Performance Component of the incentive award to be equal to 25% of each executive’s target incentive award under the AFFO Component as indicated in the table above.  The amount, if any, earned under the Individual Performance Component will be determined by the Compensation Committee, in its sole discretion, based on the Compensation Committee’s evaluation and assessment of the Participant’s contributions to the Company during 2013.

Except as discussed below, in order to receive payment under the AFFO Component or the Individual Performance Component, an executive officer must be employed by the Company on the date payment is made.  The executive officers will be entitled to receive (i) the pro rata amount of the AFFO Component, if any, and (ii) the amount, if any, of the Individual Performance Component the Compensation Committee may determine is earned if the executive’s employment with the Company terminates or is terminated before December 31, 2013 on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

In addition, no payment will be made under any component of the incentive award until the Compensation Committee determines the amount that has been earned.  Any amount determined by the Compensation Committee to be payable under the incentive award will be paid as soon as practicable after the Compensation Committee’s determination of the amount to be paid.  The Compensation Committee will make the determination, and the payment, if any, will be made, on or before March 15, 2014.  Any amount payable under the incentive awards will be paid in a single cash payment, which will be reduced by applicable income and employment tax withholdings.

2013 Equity Incentives: Time-Based Stock Awards.  The Compensation Committee approved time-based stock awards under the Company’s 2011 Equity Incentive Plan as follows:  Mr. Boekelheide, 23,997 shares; Mr. Hansen, 47,993 shares; Mr. Aniszewski, 10,665 shares; and Mr. Becker, 18,664 shares.

The shares covered by the time-based stock awards were granted to the executive officers on March 1, 2013.  The Company will enter into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the time-based stock awards.  The stock award agreements will provide for vesting over a three year period as follows: 25% of the shares covered by award vest on February 28, 2014; 25% of the shares covered by the award vest on February 28, 2015; and 50% of the shares covered by the time-based stock award vest on February 28, 2016.

Except as described below, no shares of common stock covered by a time-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date.  However, all of the shares of common stock covered by a time-based stock award (if not sooner vested) will vest on a “control change date” (as defined in the 2011 Equity Incentive Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date.  In addition, all of the shares of common stock covered by a time-based stock award (if not sooner vested), will vest on the date that the executive’s employment with the Company ends on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

2013 Equity Incentives: Performance-Based Stock Awards.  In addition, the Compensation Committee approved performance-based stock awards under the Company’s 2011 Plan as follows:  Mr. Boekelheide, 42,660 shares; Mr. Hansen, 85,321 shares; Mr. Aniszewski, 18,664 shares; and Mr. Becker, 31,995 shares.

The shares of common stock covered by the performance-based stock awards were granted to the executive officers on March 1, 2013.  The Company will enter into stock award agreements with the executive officers setting forth the terms and conditions of the performance-based stock awards.  The stock award agreements provide for vesting based on the attainment of certain performance goals.  Pursuant to each stock award agreement:

•                  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2014 if the Company’s total stockholder return (“TSR”) for the one-year period commencing January 1, 2013 and ending December 31, 2013 equals or exceeds the return for the SNL U.S. Lodging REIT Index (the “Index”) for the comparable period;

•                  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2015 if the Company’s TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the return for the Index for the comparable period;

•                  one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2016 if the Company’s TSR for the one-year period commencing January 1, 2015 and ending December 31, 2015 equals or exceeds the return for the Index for the comparable period;

•                  two-thirds of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2015 if the Company’s two-year cumulative TSR for the two-year period commencing January 1, 2013 and ending December 31, 2015 equals or exceeds the total return for the Index for the comparable period;

•                  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2016 if the Company’s three-year cumulative TSR for the three-year period commencing January 1, 2013 and ending December 31, 2015 equals or exceeds the total return for the Index for the comparable period;

•                  in the event of a Change in Control (as defined in the 2011 Equity Incentive Plan), all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the control change date if the Company’s TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the comparable period; and

•                  all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the date that the executive’s employment is terminated on account of the executive’s death, disability, termination without cause or voluntary termination for good reason.

No shares of common stock covered by a performance-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the date the shares vest as described above, including termination of the executive’s employment with the Company on account of the executive’s death or disability or on account of a termination without cause or a voluntary termination for good reason.

Prior to vesting, any cash dividends on the non-vested shares will be accumulated but will not be paid to the executive during the applicable performance period.  Any accumulated and unpaid cash dividends on the shares of common stock covered by a performance-based stock award will be paid to the executive on the date the shares have vested in accordance with the stock award agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)
	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: March 7, 2013		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)
	By:	SUMMIT HOTEL GP, LLC,
its General Partner
	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member
	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: March 7, 2013		Vice President, General Counsel and Secretary